UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): April 13, 2007

DEVCON INTERNATIONAL CORP.

(Exact Name of Company as Specified in Its Charter)

Florida	000-07152	59-0671992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 SOUTH FEDERAL HIGHWAY, SUITE 500 BOCA RATON, FLORIDA 33432
(Address of principal executive office)

Company’s telephone number, including area code (561) 208-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 2, 2007, effective as of March 30, 2007, Devcon International Corp., a Florida corporation (the “Company”) entered into certain Forbearance and Amendment Agreements (the “Forbearance Agreements”) with each of certain institutional investors (the “Required Holders”) holding, in the aggregate, a majority of the Company’s previously-issued Series A Convertible Preferred Stock, par value $.10 (the “Series A Preferred Stock”).

Pursuant to the terms of these Forbearance Agreements, the parties thereto agreed, as soon as practicable, but no later than ten (10) Business Days of the date of the Forbearance Agreements (the “Amendment Cutoff Date”), to attach to the Forbearance Agreements a form of Amended and Restated Certificate of Designations (the “Amended Certificate of Designations”) setting forth certain revised terms of the Series A Preferred Stock, including, without limitation, a reduction in the conversion price of the Series A Preferred Stock to $6.75, allowance for the accrual of dividends on the Series A Preferred Stock at a rate equal to 10% per annum, which dividends may be payable in kind; and a revision of the definition of the Leverage Ratio (as such term is defined in the original Certificate of Designations), which revised definition shall provide for the Leverage Ratio to be calculated as a multiple of recurring monthly revenue (“RMR”) as opposed to EBITDA and a revision of the Maximum Leverage Ratio covenant set forth in the original Certificate of Designations to require such Maximum Leverage Ratio to equal 38x RMR, commencing on June 30, 2008.

On April 13, 2007, the parties to the Forbearance Agreements agreed to extend the Amendment Cutoff Date to April 30, 2007

Other than the Company’s relationship with the Required Holders as holders of the Series A Preferred Stock and the Company’s relationship with an affiliate of one of the Required Holders, which is the senior lender of the Company pursuant to that certain Credit Agreement, dated November 10, 2005, by and among the Devcon Security Holdings, Inc., Devcon Security Services Corp., Coastal Security Company, Coastal Security Systems, Inc., Central One, Inc. and CapitalSource Finance LLC, as amended from time to time, there is no material relationship between the Company and such parties of which the Company is aware. The foregoing description of the Amendment to Forbearance Agreements is qualified in its entirety by reference to the terms of the Amendments, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

Not Applicable.

(b) Pro Forma Financial Information

Not Applicable.

(c) Exhibits

Exhibit No.	Document
10.1	Amendment to Forbearance and Amendment Agreement, dated as of April 13, 2007, by and between the Company and a Required Holder

10.2	Amendment to Forbearance and Amendment Agreement, dated as of April 13, 2007, by and between the Company and a Required Holder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Date: April 17, 2007	By:	/s/ Robert Farenhem
	Name:	Robert Farenhem
	Title:	Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title
10.1	Amendment to Forbearance and Amendment Agreement, dated as of April 17, 2007, by and between the Company and a Required Holder

10.2	Amendment to Forbearance and Amendment Agreement, dated as of April 17, 2007, by and between the Company and a Required Holder